UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

MODUSLINK GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2008, ModusLink Corporation, SalesLink LLC and SalesLink Mexico Holdings Corp. (collectively, the “Borrowers”), each a direct or indirect wholly owned subsidiary of ModusLink Global Solutions, Inc. (the “Company”), entered into the Fourth Amendment (the “Amendment”) to Second Amended and Restated Loan and Security Agreement with Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) and RBS Citizens, National Association (f/k/a/ Citizens Bank of Massachusetts) (collectively, the “Lenders”), as amended to date (the “Loan Agreement”).

The Amendment extends the term of the Loan Agreement from October 31, 2008 to October 31, 2009. In addition, the maximum amount that may be borrowed under the Loan Agreement, as amended by the Amendment, is $45,000,000. Advances under the Loan Agreement may be in the form of loans or letters of credit.

Except as is modified by the Amendment, a description of the Loan Agreement is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated October 31, 2005 (filed on November 3, 2005) (File No. 000-23262). The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Amendment is contained in Item 1.01 above, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2008, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the ModusLink Global Solutions, Inc. FY 2009 Executive Management Incentive Plan (the “Bonus Plan”). The Bonus Plan is designed to recognize and reward the achievement of financial, business and management goals that are essential to the success of the Company and its subsidiaries. The Bonus Plan relates to the Company’s fiscal year ending July 31, 2009. The Bonus Plan covers the executive officers of the Company among other individuals as determined by the Compensation Committee, and is funded based upon achievement of non-GAAP operating income (“NGOI”) targets (subsidiary-specific and/or consolidated, depending on the participant’s role), sales revenue targets (subsidiary-specific and/or consolidated, depending on the participant’s role) and individual performance targets. If the Company does not achieve a threshold level of performance for consolidated NGOI, no payments will be made under the Bonus Plan, whether for NGOI, sales revenue or individual performance achievements. If the threshold NGOI level is met, cash payments under the Bonus Plan may range, subject to the terms of the Bonus Plan, from 0-200% of an individual’s target bonus based on business and individual performance and the discretion of the Compensation Committee. Target bonus levels for participating executive officers were previously approved and reported by the Company on a Current Report on Form 8-K dated September 24, 2008.

The foregoing description is subject to, and qualified in its entirety by, the Bonus Plan filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: November 5, 2008	By:	/s/ Steven G. Crane
Steven G. Crane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Second Amended and Restated Loan and Security Agreement with Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) and RBS Citizens, National Association (f/k/a/ Citizens Bank of Massachusetts) (collectively, the “Lenders”),

10.2	Replacement Second Amended and Restated Revolving Credit Note dated October 31, 2008 issued to Bank of America, N.A.

10.3	Replacement Second Amended and Restated Revolving Credit Note dated October 31, 2008 issued to RBS Citizens, National Association

10.4	ModusLink Global Solutions, Inc. FY2009 Executive Management Incentive Plan.

99.1	Description of Second Amended and Restated Loan and Security Agreement, dated October 31, 2005, is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated October 31, 2005 (filed on November 3, 2005) (File No. 000-23262).